Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information and to the incorporation by reference of our reports dated December 30, 2015 in the Registration Statement (Form N-1A) of The Hartford Mutual Funds, Inc. for the year ended October 31, 2015 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 145 under the Securities Act of 1933 (Registration No. 333-02381).

/s/Ernst & Young LLP

New York, New York

February 26, 2016